SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – September 22, 2016

(Date of earliest event reported)

ADVANSIX INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2016 and September 28, 2016, in connection with the previously announced spin-off (the “Spin-Off”) of AdvanSix Inc. (the “Company”) from Honeywell International Inc. (“Honeywell”), the Company entered into several agreements with Honeywell that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship of the parties following the Spin-Off, including the following:

●	a Separation and Distribution Agreement;

●	a Transition Services Agreement;

●	a Tax Matters Agreement; and

●	an Employee Matters Agreement.

A description of the material terms and conditions of these agreements can be found in the section titled “Certain Relationships and Related Party Transactions” of the Company’s Information Statement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The descriptions of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement, which are attached as Exhibits 2.1, 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Separation and Distribution Agreement, dated as of September 22, 2016, between Honeywell International Inc. and AdvanSix Inc.*

Exhibit 10.1	Transition Services Agreement, dated as of September 28, 2016, between Honeywell International Inc. and AdvanSix Inc.

Exhibit 10.2	Tax Matters Agreement, dated as of September 22, 2016, between Honeywell International Inc. and AdvanSix Inc.

Exhibit 10.3	Employee Matters Agreement, dated as of September 22, 2016, between Honeywell International Inc. and AdvanSix Inc.

Exhibit 99.1	Information Statement of AdvanSix Inc. (incorporated herein by reference to Exhibit 99.1 to Amendment No. 5 to the Registration Statement of AdvanSix Inc. on Form 10 dated and filed with the Securities and Exchange Commission on September 7, 2016).

*	AdvanSix Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule, appendix or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2016	AdvanSix Inc.

	By:	/s/John M. Quitmeyer
John M. Quitmeyer Senior Vice President, General Counsel and Corporate Secretary